SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMMONWEALTH TEL CLB

                    GAMCO INVESTORS, INC.
                                 7/31/02            1,200            38.7500
                                 7/26/02              800            38.0500
                                 6/26/02            1,900            39.2500
                                 6/25/02              100            39.3500
                                 6/17/02            2,000            41.4993


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.